UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 29, 2016, Stone Energy Corporation ("Stone") issued a press release announcing the termination of an existing long term deep water rig commitment and the execution of a new interim Appalachian midstream contract. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed, on October 6, 2014, Stone entered into an agreement to contract the ENSCO 8503 deep water drilling rig for Stone's multi-year deep water drilling program in the Gulf of Mexico. On June 24, 2016, Stone and Ensco agreed to terminate Stone’s current contract with Ensco for total consideration of $20 million, approximately $5 million of which was a deposit previously provided to Ensco pursuant to the drilling services contract. Further, Stone agreed to provide Ensco the opportunity to perform certain drilling services commenced before December 31, 2019, and Stone paid Ensco a $5 million deposit to be used as a credit against future drilling activities initiated before March 31, 2017, subject to extension in certain circumstances. The ENSCO 8503 deep water rig contract was at a day rate of $341,000 and was scheduled to expire in August 2017.
Separately, on June 24, 2016, Stone entered into an interim gas gathering and processing agreement with Williams at the Mary field in Appalachia. The mutually beneficial interim agreement provides near-term relief for Stone by permitting Stone to resume production at the Mary field, thereby providing greater volume to Williams. The initial term of the interim agreement is through August 31, 2016, and it continues on a month to month basis thereafter unless terminated by either party. Volumes from the Mary field are now at approximately 45 MMcfe per day and are expected to climb to over 60 MMcfe per day in July and then over 100 MMcfe per day in August.  These volumes are in addition to the approximately 20 MMcfe per day producing from the Heather and Buddy fields. The effects of this agreement on annual guidance, including production volumes and associated costs, are still being assessed.  Updates to annual guidance will be provided in Stone’s second quarter 2016 press release.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 29, 2016, “Stone Energy Corporation Announces Contract Agreements”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 29, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 29, 2016, “Stone Energy Corporation Announces Contract Agreements”